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                                PIPER & MARBURY
                           1100 CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3010
                                  301-539-2530
                             FACSIMILE 301-539-0489
                               CABLE PIPERMAR BAL
                                  TELEX 908054


                                                    1200 NINETEENTH STREET, N.W.
                                                       WASHINGTON, D.C. 20036
                                                             202-861-3900

                                October 2, 1990



Dean Witter Pacific Growth Fund Inc.
Two World Trade Center
New York, New York 10048

Dear Sirs:

     We have acted as Maryland counsel for Dean Witter Pacific Growth Fund Inc. (the "Fund") in connection with its organization and, in that capacity, we have reviewed the charter and by-laws of the Fund, minutes of proceedings of the Board of Directors of the Fund concerning its organization and initial offering of shares of common stock, a good standing certificate dated a recent date and issued by the State Department of Assessments and Taxation of Maryland, certificates of officers of the Fund, the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 22, 1990, as amended on October 3, 1990, and such documents and matters of law as we have considered necessary for purposes of rendering the following opinions. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents furnished to us as originals, and the conformity with original documents of all documents submitted to us as copies. We also have relied upon the accuracy of all factual matters set forth in the certificates referred to above without independent verification.

     Based upon the foregoing, having due regard for such considerations as we deem relevant, and limited in all respects to applicable Maryland law (no opinion being expressed, however, regarding the Maryland Securities Act), we are of the opinion and advise you as follows:

          1. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has made all filings required to

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Dean Witter Pacific Growth Fund Inc.                             PIPER & MARBURY
October 2, 1990
Page 2



     be made in connection with the formation of corporations under the Maryland General Corporation Law, and has the corporate power and authority to own its properties and conduct its business as described in its charter.

          2. As of the date hereof, the Fund has 200,000,000 shares of authorized common stock; all of the issued and outstanding shares of common stock have been duly authorized and are validly issued, fully paid and nonassessable; the remaining shares of authorized common stock have been duly authorized for issuance by all necessary corporate action, and, upon issuance as contemplated by the Registration Statement against payment of the consideration therein described, such authorized shares will have been validly issued and will be fully paid and nonassessable.

          3. The statements under the captions "Additional Information" in the prospectus included in the Registration Statement and "Description of Common Stock" in the statement of additional information included in the Registration Statement, insofar as such statements constitute summaries of Maryland law or the charter and by-laws of the Fund, are true and accurate in all material respects.

     This opinion is furnished for the exclusive benefit of the Fund, and no other person is authorized to rely upon the Opinion without our consent.

                                       Very truly yours,
                                       /s/Piper & Marbury

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                        [LETTERHEAD OF PIPER & MARBURY]



                               November 30, 1990


Dean Witter Pacific Growth
  Fund Inc.
Two World Trade Center
New York, New York 10048

Dear Sirs:

          Reference is made to our letter dated October 2, 1990 attached hereto. We hereby confirm that as of the date hereof the opinions contained in our prior letter are in full force and effect as fully as if they were restated herein.

                                          Very truly yours,
                                          /s/Piper & Marbury


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